Exhibit 10.1
TRANSITION AGREEMENT AND GENERAL RELEASE
     THIS TRANSITION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into this 12th day of February, 2009 (the “Termination Date”), by and between Gregory L. Burns (hereinafter referred to as “Mr. Burns”) and O’Charley’s Inc. and its subsidiaries, affiliates and related entities, with a principal office of 3038 Sidco Drive, Nashville, Tennessee 37204 (as more fully defined in Paragraph 2 below, “O’Charley’s”).
WITNESSETH:
     WHEREAS, Mr. Burns is the Chairman of the Board, President and Chief Executive Officer of O’Charley’s Inc.; and
     WHEREAS, Mr. Burns has announced his intention to terminate his employment with O’Charley’s Inc. and its subsidiaries and related entities; and
     WHEREAS, the O’Charley’s Inc. Board of Directors (“Board”) desires to provide for a smooth and orderly transition of the Chief Executive Officer position and, to that end, has requested that Mr. Burns continue to serve as Chairman of the Board, President and Chief Executive Officer until the adjournment of the Board’s regularly scheduled meeting on February 12, 2009 (the “Termination Date”), at which time he will resign as Chairman of the Board, President and Chief Executive Officer, from all Board committees he is on, and from all of his positions with subsidiaries of O’Charley’s Inc. and will continue to serve as a director of O’Charley’s Inc. and as a consultant to O’Charley’s on the terms hereinafter set forth until the adjournment of the 2009 Annual Meeting of Shareholders of O’Charley’s Inc. (the “2009 Annual Meeting”); and
     WHEREAS, pursuant to that certain Executive Employment Agreement (the “Employment Agreement”) dated as of March 10, 2008, by and between Mr. Burns and O’Charley’s Inc., Mr. Burns has agreed to execute and deliver to O’Charley’s an agreement releasing certain claims that Mr. Burns may have against O’Charley’s in the case of a departure from O’Charley’s involving certain severance payments; and
     WHEREAS, the parties desire to set forth all matters regarding Mr. Burns’ termination and transitional services to O’Charley’s; and
     WHEREAS, the Board has determined that it is in the best interests of O’Charley’s Inc. and its shareholders to enter into this Agreement with Mr. Burns.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:
     1. Ending Directorship and Consulting Period. By executing this Agreement, Mr. Burns hereby acknowledges that his employment at O’Charley’s will terminate on the Termination Date and that he will cease to serve as Chairman of the Board, President and Chief Executive Officer of O’Charley’s Inc. and from all Board Committees he is on, as well as his positions with all of O’Charley’s Inc.’s subsidiaries and related entities on such date, and will remain on the Board as a director until the adjournment of the 2009 Annual Meeting.

     During the period from the Termination Date until the expiration of the term of his directorship at the adjournment of the 2009 Annual Meeting (the “Ending Directorship and Consulting Period”), Mr. Burns will serve as a consultant to O’Charley’s, providing strategic advice and analysis to O’Charley’s as reasonably requested by the Board or the interim Chief Executive Officer. For such services, Mr. Burns will during the Ending Directorship and Consulting Period receive a total of $175,000 payable in equal weekly installments, paid on the same dates as O’Charley’s Inc. pays its regular payroll. The $175,000 total is inclusive of any fees or other compensation to which Mr. Burns may be entitled for his services as director during the Ending Directorship and Consulting Period.
     O’Charley’s Inc.’s agreement to utilize Mr. Burns’ services and to compensate him during the Ending Directorship and the Consulting Period, the consideration paid to him during the Ending Directorship and Consulting Period, and the consideration paid to Mr. Burns under Paragraph 13 will constitute sufficient consideration for his covenants and agreements contained herein, including the general release contained in Paragraph 2, the execution and delivery of the form of Final General Release attached hereto as Exhibit A (the “Final General Release”) and his compliance with the provisions described in Paragraphs 8, 10, 17 and 18. O’Charley’s will have no other compensation obligations to Mr. Burns other than as set forth herein.
     2. Release. In consideration of the payment described in Paragraph 13 below, Mr. Burns does hereby irrevocably and unconditionally release, acquit and discharge O’Charley’s Inc., any parent, related or affiliated companies and all other subsidiaries, assigns, predecessors or transferees, all present and former directors, officers, insurers, employees, servants and agents of any of them (together individually and collectively, “O’Charley’s”), from any and all manner of actions, charges, complaints, suits, proceedings, claims, liabilities, obligations, agreements, controversies, demands, costs, losses, debts and expenses whatsoever of any kind or nature, at law or in equity, arising before and through the Termination Date, whether known or unknown, fixed or contingent, choate or inchoate, arising out of or in any way connected with the employment of Mr. Burns by O’Charley’s and with his termination from employment with O’Charley’s, including but not limited to any and all claims for pay, benefits, damages, or any other relief that were, might or could have been asserted in any court, before any arbitrator, or before any administrative agency, including without limitation, the Civil Rights Act of 1991; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Americans with Disabilities Act; the Rehabilitation Act of 1973; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Fair Labor Standards Act; the Vietnam Era Veteran’s Readjustment Assistance Act; the Uniformed Service Employment and Reemployment Rights Act of 1994; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Immigration Reform and Control Act of 1986; the Occupational Safety and Health Act of 1970; the Employee Polygraph Protection Act; any and all “whistle blower” employee statutes or regulations (i.e., those providing protection to an employee who raises charges of illegality, impropriety, workplace misconduct, failure to adhere to policies and procedures, etc.) any amendments to any of the foregoing, and any other federal, state, or local statute, regulation, ordinance, or common law, including without limitation any law related to discrimination (i.e., those pertaining generally to race, color, sex, age, religion, national origin, sexual orientation, worker’s compensation or disability), retaliatory discharge (whether actual or constructive, and as and to the extent related to any of the foregoing), terms and conditions of employment, or termination of employment, to the full extent that such a release is allowed by law. This provision does not include the release of claims with respect to any vested benefits under a plan governed by the Employee Retirement Income Security Act, including any vested benefits under the Company’s 401(k) or deferred compensation plans, or any claim related to the rights and benefits granted by the express terms of this Agreement.
     3. Waiver. Mr. Burns acknowledges that he is aware of his rights under the laws specifically and generally described above and that he waives those rights to the full extent that waiver is allowed by law; although the provisions of such waiver are not intended to be, nor will the same be construed as, an indication that Mr. Burns has any legitimate causes of action under such provisions nor that O’Charley’s has taken any actions in violation of such provisions.
     4. No Admission. Mr. Burns also expressly acknowledges that the payment described below will not be considered an admission of liability or an admission that O’Charley’s has violated any law, regulation or contract (express or implied). Mr. Burns further acknowledges that the payment also represents payment in full satisfaction and resolution of all potential and/or disputed claims for back pay, bonuses, equity grants/options, compensatory, punitive, and/or liquidated damages, and damages or relief of any kind including costs, attorneys’ fees, and expenses arising out of or pertaining to the unasserted claims described above.
     5. No Pending Complaints. Mr. Burns represents and warrants that he has not filed any complaint(s) or charge(s) against O’Charley’s with the Equal Employment Opportunity Commission or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, the Office of Federal Contract Compliance Programs, or with any other local, state or federal agency or court, and that if any such agency or court assumes jurisdiction of any complaint(s) or charge(s) against O’Charley’s on Mr. Burns’ behalf, Mr. Burns will request such agency or court to withdraw from the matter, Mr. Burns will refuse any benefits derived therefrom, and the release contained in this Agreement will apply to such claim. This Agreement will not affect Mr. Burns’ right to hereafter file a charge with or otherwise participate in an investigation or proceeding conducted by any such agency or court regarding matters that arise after the Termination Date and which are not the subject of this Agreement. Mr. Burns represents and warrants that he has no knowledge of any practice engaged in by O’Charley’s that is or was a violation in any material respect of any applicable state law or regulations or of any federal law or regulations including, but not by way of limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).
     6. Tax Liability. Mr. Burns further acknowledges and agrees that any tax consequence that he may personally incur that arises from or is attributable to the payments described in Paragraphs 1 and 13 is solely his responsibility, although O’Charley’s agrees to continue making withholdings and deductions from such payments in accordance with Mr. Burns’ most current W-4 on file with O’Charley’s. With respect to the $175,000 in aggregate payments to be made during the Ending Directorship and Consulting Period as contemplated in Paragraph 1, Mr. Burns will be paid as an independent contractor and, therefore, the Company will not make tax withholdings with respect to such related payments.

     7. Civil Action Waiver. In consideration of the payments described in Paragraph 13 below, Mr. Burns further agrees to neither institute nor in any manner voluntarily participate in, as a class member or otherwise, any civil action or arbitration against O’Charley’s which is now pending or may hereafter be brought that concerns any matter encompassed by this release.
     8. Confidentiality. Mr. Burns agrees that he will comply with the provisions of Section 5.3 of the Employment Agreement, which remains in full force and effect.
     In connection therewith, and except to the extent otherwise agreed by Mr. Burns and O’Charley’s Inc., Mr. Burns agrees to return upon request all copies of confidential and proprietary O’Charley’s Inc.’s information and property in his possession or control (these include, without limitation, all documents, manuals, coupons, letterhead/stationary, business cards, computers, computer programs, phones, compact discs, diskettes, emails, customer lists, notebooks, reports and other written or graphic materials, including all copies thereof, in any way relating to O’Charley’s’ business and prepared by Mr. Burns or obtained from O’Charley’s during the course of Mr. Burns’ service to O’Charley’s).
     9. Termination of Employment / Benefits. Mr. Burns acknowledges that his employment with O’Charley’s, together with his rights to continue to participate in (and O’Charley’s corresponding obligation to provide, make contributions to or fund) certain O’Charley’s related benefits, car allowances, deferred compensation plans (including bonus plans), stock purchase plans, long term incentive plans, 401(k) plans, ambassador card programs, or any other O’Charley’s monitored or provided benefit plan or program, except with respect to insurance and COBRA coverage as more fully provided below, will cease effective the close of business on the Termination Date; provided that, Mr. Burns will be entitled to compensation until the adjournment of the 2009 Annual Meeting as set forth in Paragraph 1 above. Additionally, unless otherwise specified herein, Mr. Burns’ distribution of any vested deferred compensation balances, vested 401(k) balances, vested O’Charley’s Inc. shares or options, etc. will be made expressly in accordance with the terms and conditions of the O’Charley’s Inc. plans governing the same and elections thereunder, all in accordance with applicable law.
     Mr. Burns will be advised of his right to continue health, vision, and dental coverages with O’Charley’s Inc. (collectively, the “Insurance Coverages”). To the extent that Mr. Burns wishes to continue with any or all of the Insurance Coverages, then Mr. Burns will be entitled to continue with the Insurance Coverages so elected through the second anniversary of the Termination Date, as set forth in Section 3.2(a)(ii) of the Employment Agreement; provided that, all such Insurance Coverages will terminate on the date or dates that Mr. Burns receives substantially similar coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer or spouse’s employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis) (and Mr. Burns will notify O’Charley’s upon obtaining such subsequent coverage and benefits).
     All such Insurance Coverages will be offered to Mr. Burns on a level equivalent to that had Mr. Burns continued his employment with O’Charley’s during such period, with such benefits provided to Mr. Burns at no less than the same coverage level and at no more of a cost to Mr. Burns than that which existed on the date immediately before the Termination Date (subject in all instances to any reduction in coverage or increases in cost as will become generally effective for O’Charley’s Inc.’s executive officers). Mr. Burns will remain responsible for Mr. Burns’ employee premium portion of the Insurance Coverages so elected, and to the extent of any such election, Mr. Burns hereby agrees to pay O’Charley’s such employee premiums in cash on the first day of each month. The costs of the Company’s portion of any insurance premiums paid hereunder shall be included in Mr. Burns’ gross income to the extent the provision of such benefits is deemed to be discriminatory under Section 105(h) of the Internal Revenue Code of 1986, as amended (the “Code”).
     Additionally, where the Insurance Coverages are not sooner terminated as provided in this Paragraph 9, Mr. Burns will be responsible for the entire cost of any COBRA coverage (to the extent that Mr. Burns has elected or continues to elect COBRA health, vision or dental coverage), with the understanding that the period of calculating COBRA eligibility will commence on the second anniversary of the Termination Date. Mr. Burns acknowledges that the making of timely premium payments (both before and subsequent to the second anniversary of the Termination Date, if applicable) is solely Mr. Burns’ obligation; although O’Charley’s Inc. agrees to timely and properly remit any and all premium payments paid to it by Mr. Burns to the applicable insurer.
     10. Non-Disparagement. In consideration of the payments described in Paragraph 13 below and the release provided in Paragraph 2 above, each of Mr. Burns and O’Charley’s further agrees to refrain from making any negative or disparaging comments regarding the other.
     11. Validity. If any term, condition, section or provision of this release will be held to be invalid or unenforceable, such invalidity will not affect any other term, condition, section or provision hereof, and this release will be construed and enforced as if such term, condition, section or provision had not been included.
     12. Arbitration Agreement. Mr. Burns acknowledges that any action for breach of this Agreement or of any term of this Agreement is subject to the Arbitration Agreement in effect between Mr. Burns and O’Charley’s Inc. Mr. Burns reaffirms the enforceability of the Arbitration Agreement and agrees not to challenge the enforceability of the same.
     13. Consideration. In return for Mr. Burns’ execution and delivery of this Agreement, and the Final General Release, and for his faithful and strict adherence and compliance to the terms hereof and thereof, O’Charley’s Inc. agrees to pay Mr. Burns the payments and benefits described in Section 3.2(a) of the Employment Agreement as if the term of his employment expired as a result of a Termination for Good Reason (as that term is defined in the Employment Agreement), as well as the payments for consulting and director services described in Paragraph 1. It is understood and agreed that Mr. Burns will not earn or accrue any bonus with respect to the 2009 fiscal year. Notwithstanding the provisions of Section 3.2(a) of the Employment Agreement, such payment amounts shall be payable in a lump sum in cash on March 16, 2009 (except for payments during the Ending Directorship and Consulting Period as described in Paragraph 1). For avoidance of doubt, the payments to be made by the Company to Mr. Burns on March16, 2009 will include the following: $1,290,000 (two times annual base salary); plus $257,812.67 (two times the average of Mr. Burns bonus from the preceding three fiscal years); and at Mr. Burns’ election, a distribution to him of amounts vested under the Company’s 401(k) and deferred compensation plans. In the event of Mr.

Burns’ death prior to receipt of such payments, O’Charley’s will pay any unpaid amounts to his surviving spouse as his beneficiary.
     Additionally, attached as Schedule A is a listing of all stock option grants and restricted stock awards held by Mr. Burns as of the Termination Date and the portions of such awards that are and are not vested and/or exercisable as of the Termination Date. Mr. Burns agrees that Schedule A accurately reflects all such awards. All such awards were granted pursuant to the terms of the O’Charley’s 2000 Stock Incentive Plan or the O’Charley’s 1990 Employee Stock Plan. Mr. Burns and the Company agree that, upon the Termination Date, the total amount of vested and/or exercisable shares under each such award shall be as listed under the final column on Schedule A, “Total Number of Shares Vested/Exercisable Under Award After Giving Effect to Vesting on Termination Date.” Any stock options listed in such final column shall be exercisable for the remaining term of the award. Mr. Burns acknowledges and agrees that to the extent he holds any equity-based award not listed on Schedule A, such award shall terminate as of the Termination Date and shall be of no further force or effect.
     14. Revocation. Mr. Burns has consulted with his attorney before his execution of this Agreement. He has been advised that he had twenty-one (21) days from the date this Agreement was first presented to him to consider executing it and that his decision to execute it was knowingly and voluntarily made. Mr. Burns further acknowledges that this Agreement has been individually negotiated and is not part of a group exit incentive or other separation package.
     By signing and returning this Agreement, Mr. Burns acknowledges that he has read carefully and fully understands the terms of this Agreement, has had an opportunity to consult with his attorney before signing it and is signing it knowingly and voluntarily and has not been coerced or threatened into signing it or promised anything else in exchange for signing it (other than the consideration provided in Paragraph 13 above).
     Furthermore, Mr. Burns is aware that he has the right for a period of seven (7) days following his execution of this Agreement (the “Revocation Period”) to revoke this Agreement. His receipt, however, of any severance benefits under this Agreement is contingent on (1) his execution and delivery of this Agreement, (2) upon request of the Company, the return of all company property including, but not limited to, items listed in Paragraph 8 above and (3) the expiration of the Revocation Period without this Agreement being revoked by Mr. Burns.
     15. Termination of Severance Payments. Any severance payments or other payments or benefits payable to Mr. Burns under this Agreement will immediately cease, without notice, if Mr. Burns breaches any term of this Agreement. Mr. Burns agrees that if he breaches any of the provisions of Paragraphs 8, 10, 17 and 18, such breach likely will not have an adequate remedy at law and that O’Charley’s will be entitled, in addition to all other legal and/or equitable remedies available to it, to cease making the payments provided under Paragraph 13 and to apply to and obtain from a court of competent jurisdiction an injunction against any violation thereof with the prevailing party entitled to recover all costs of such action, including reasonable attorneys’ fees. These rights and remedies will be cumulative and not alternative. Without limiting the generality of the foregoing, the prevailing party in any action brought to enforce the terms and conditions of this Agreement (not just those of Paragraphs 8,

10, 17 and 18) will be entitled to recoup their reasonable attorneys’ fees in enforcing this Agreement.
     16. Indemnification. Anything contained in this Agreement or in the Final General Release to the contrary notwithstanding, the parties expressly agree that nothing in this Agreement is intended to abrogate, diminish or amend O’Charley’s Inc.’s continued indemnification obligations to Mr. Burns pursuant to Section 6.7 of the Employment Agreement, which indemnification obligations are restated in their entirety as follows: It is understood and agreed that O’Charley’s Inc. will indemnify Mr. Burns (including advancing expenses) to the fullest extent permitted by Tennessee law and O’Charley’s Inc.’s Charter and Bylaws for any judgments, amounts paid in settlement and reasonable expenses, including reasonable attorneys’ fees, incurred by Mr. Burns in connection with the defense of any lawsuit or other claim to which Mr. Burns is made a party by reason of being (or having been) an officer, director or employee of O’Charley’s Inc., its parent (if applicable) or any of its subsidiaries.
     17. Noncompetition. Mr. Burns agrees that he will comply with the provisions of Section 5.1 of the Employment Agreement, which remain in full force and effect.
     18. Non-Solicitation. Mr. Burns agrees that he will comply with the provisions of Section 5.2 of the Employment Agreement, which remain in full force and effect.
     19. Standstill. Mr. Burns agrees that until the end of the Non-compete Period (as defined in the Employment Agreement), without the prior written consent of the board of directors of O’Charley’s Inc., specifically expressed in a written resolution adopted by a majority vote of the entire board of directors, that he will not, and will cause each of his affiliates or other Persons acting on its behalf not to:
          (i) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any acquisition, offer or proposal to acquire, or agreement to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis, provided that any such securities so received will be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person, by joining a partnership, limited partnership, syndicate or other “group” (within the meaning of Section 13(d)(3) of the Exchange Act or otherwise), any Voting Securities; provided, however, that nothing herein shall restrict Mr. Burns from purchasing for investment purposes for his own or family accounts up to an aggregate of 5% of the then outstanding shares of any class of the Company’s publicly traded Voting Securities;
          (ii) make any proposal (including to publicly disclose or discuss any proposal) or enter into any discussion regarding any of the foregoing, or make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or publicly disclose any request to amend, waive or terminate any provision of this Paragraph 19; or

          (iii) take or cause or induce others to take any action inconsistent with any of the foregoing.
          (iv) For purposes of this Paragraph 19: “Voting Securities” means any securities of the Company entitled, or which may be entitled, to vote in the election of directors, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or other contingencies; and “Person” means any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise.
     20. Expenses. O’Charley’s Inc. will reimburse Mr. Burns for his reasonable documented out-of-pocket legal expenses incurred on or before the date hereof in connection with the negotiation and execution of this Agreement and related activities and matters; provided, that the reimbursement of such amount will not exceed $25,000.
     21. Section 409A Provisions. It is intended that (i) each payment or installment of payments provided under this Agreement is a separate “payment” for purposes of Section 409A of the Code and (ii) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A, including those provided under Treasury Regulations 1.409A-1(b)(4) (regarding short-term deferrals), 1.409A-1(b)(9)(iii) (regarding the two-times, two year exception), and 1.409A-1(b)(9)(v) (regarding reimbursements and other separation pay). Notwithstanding anything to the contrary in this Agreement, if O’Charley’s determines (i) that on the Termination Date or at such other time that O’Charley’s determines to be relevant, Mr. Burns is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of O’Charley’s and (ii) that any payments to be provided to Mr. Burns pursuant to this Agreement are or may become subject to the additional tax under Code Section 409A(a)(1)(B) or any other taxes or penalties imposed under Code Section 409A (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement, then (A) such payments will be delayed until the date that is six (6) months after the date of the Executive’s termination of employment with O’Charley’s, or such shorter period that, as determined by O’Charley’s, is sufficient to avoid the imposition of Section 409A Taxes (the “Payment Delay Period”). Any payments delayed pursuant to this Paragraph 20 will be made in a lump sum on the first day of the seventh month following Mr. Burns’ termination of employment, or such earlier date that, as determined by O’Charley’s, is sufficient to avoid the imposition of any Section 409A Taxes. Notwithstanding the foregoing, the Company does not warrant that any payments provided herein will qualify for favorable treatment under Section 409A of the Code, and the Company shall not be liable to Mr. Burns for any tax, interest or penalties that Mr. Burns might owe as a result of any payments hereunder.
     22. Governing Law. This Agreement will be construed in accordance with the laws of the State of Tennessee, without regard to its conflict of laws or choice of laws provisions. Each and every term of this Agreement will be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
     23. Integration. Mr. Burns acknowledges and agrees that this Agreement, except to the extent it expressly refers to provisions in the Employment Agreement, contains the parties’ entire understanding and is not executed in reliance upon any statement or representation made by O’Charley’s outside of this Agreement.

     24. Binding Effect/No Oral Modification. This Agreement will be binding upon O’Charley’s, Mr. Burns and upon Mr. Burns’ heirs, administrators, representatives, executors, successors, and assigns. The provisions of this Agreement may not be modified orally, but only in a writing signed by the parties to be charged.
[Signature page(s) follow]

     I HAVE READ THE FOREGOING TRANSITION AGREEMENT AND GENERAL RELEASE, I FULLY UNDERSTAND ITS TERMS, I HAVE BEEN GIVEN 21 DAYS OR REASONABLE TIME TO CONSULT WITH AN ATTORNEY ABOUT IT, AND I HAVE SIGNED IT VOLUNTARILY THIS THE 12th DAY OF FEBRUARY, 2009.

/s/ Gregory L. Burns

Gregory L. Burns

O’Charley’s Inc.

By:	/s/ Richard Reiss Jr.
Name:	Richard Reiss Jr.
Title:	Chairman, Compensation Committee

SCHEDULE A
Gregory L. Burns
Equity Awards

					Total Number of
			Number		Shares Vested/
			of	Number of	Exercisable
			Shares	Shares	Under Award
			Subject	Unvested/	After Giving
		Exercise	to Award	Unexercisable	Effect to Vesting
	Grant	Price Per	on Grant	on Termination	on Termination
	Date	Share	Date	Date	Date

Stock Option Award	02/17/1999	$15.25	40,000	0	40,000

Stock Option Award	02/15/2000	$11.88	30,000	9,240	30,000

Stock Option Award	02/19/2003	$21.19	79,200	0	79,200

Restricted Stock Award	02/19/2003	N/A	39,600	39,600	39,600

Restricted Stock Award	02/24/2006	N/A	54,169	18,057	54,169

Restricted Stock Award	02/07/2007	N/A	45,191	22,597	45,191

Restricted Stock Award[1]	03/10/2008	N/A	45,833	45,833	45,833

Restricted Stock Award[2]	03/10/2008	N/A	45,833	45,833	0

[1]	Represents time-based vesting portion of 2008 restricted stock award, all of which is to vest hereunder.

[2]	Represents performance-based vesting portion of 2008 restricted stock award, all of which is to terminate hereunder.

Exhibit A
Final General Release
[see attached]

FINAL GENERAL RELEASE
     THIS FINAL RELEASE (this “Agreement”) is made and entered into this       day of May3, 2009 (the “Termination Date”), by and between Gregory L. Burns (hereinafter referred to as “Mr. Burns”) and O’Charley’s Inc. and its subsidiaries, affiliates and related entities, with a principal office of 3038 Sidco Drive, Nashville, Tennessee 37204 (as more fully defined in Paragraph 2 below, “O’Charley’s”).
WITNESSETH:
     WHEREAS, Mr. Burns and O’Charley’s Inc. previously entered into that certain Transition Agreement and General Release dated as of February      , 2009 (the “Transition Agreement”); and
     WHEREAS, the execution and delivery of this Agreement to O’Charley’s Inc. is a condition precedent to Mr. Burns’ receipt of certain payments set forth in Paragraph 13 of the Transition Agreement; and
     WHEREAS, capitalized terms not defined herein have the meanings given in the Transition Agreement.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:
     1. Resignation. By executing this Agreement, Mr. Burns hereby acknowledges his resignation from all of his remaining positions with O’Charley’s as of the date hereof. Mr. Burns also acknowledges that O’Charley’s has fulfilled all of its obligations to him under the Transition Agreement to the extent that any of such obligations are required to have been performed by O’Charley’s before and through the date hereof.
     2. Release. In consideration of the payments described in Paragraph 13 of the Transition Agreement, Mr. Burns does hereby irrevocably and unconditionally release, acquit and discharge O’Charley’s Inc., any parent, related or affiliated companies and all other subsidiaries, assigns, predecessors or transferees, all present and former directors, officers, insurers, employees, servants and agents of any of them (together individually and collectively, “O’Charley’s”), from any and all manner of actions, charges, complaints, suits, proceedings, claims, liabilities, obligations, agreements, controversies, demands, costs, losses, debts and expenses whatsoever of any kind or nature, at law or in equity, arising out of or in anyway connected with the employment of Mr. Burns by O’Charley’s and with his termination from employment with O’Charley’s before and through the date hereof, whether known or unknown, fixed or contingent, choate or inchoate, arising out of or in any way connected with the employment of Mr. Burns by O’Charley’s and with his termination from employment with O’Charley’s, including but not limited to any and all claims for pay, benefits, damages, or any other relief which were, might or could have been asserted in any court, before any arbitrator, or before any administrative agency, including without limitation, the Civil Rights Act of 1991; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Americans

[3]	To be executed and delivered by Mr. Burns at adjournment of 2009 Annual Meeting.

with Disabilities Act; the Rehabilitation Act of 1973; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act; the Fair Labor Standards Act; the Vietnam Era Veteran’s Readjustment Assistance Act; the Uniformed Service Employment and Reemployment Rights Act of 1994; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Immigration Reform and Control Act of 1986; the Occupational Safety and Health Act of 1970; the Employee Polygraph Protection Act; any and all “whistle blower” employee statutes or regulations (i.e., those providing protection to an employee who raises charges of illegality, impropriety, workplace misconduct, failure to adhere to policies and procedures, etc.) any amendments to any of the foregoing, and any other federal, state, or local statute, regulation, ordinance, or common law, including without limitation any law related to discrimination (i.e., those pertaining generally to race, color, sex, age, religion, national origin, sexual orientation, worker’s compensation or disability), retaliatory discharge (whether actual or constructive, and as and to the extent related to any of the foregoing), terms and conditions of employment, or termination of employment, to the full extent that such a release is allowed by law. This provision does not include the release of claims with respect to any vested benefits under a plan governed by the Employee Retirement Income Security Act, including any vested benefits under the Company’s 401(k) or deferred compensation plans, or any claim related to the rights and benefits granted by the express terms of this Agreement or the Transition Agreement, including the indemnification rights set forth in Paragraph 16 of the Transition Agreement.
     3. Waiver. Mr. Burns acknowledges that he is aware of his rights under the laws specifically and generally described above and that he waives those rights to the full extent that waiver is allowed by law; although the provisions of such waiver are not intended to be, nor will the same be construed as, an indication that Mr. Burns has any legitimate causes of action under such provisions nor that O’Charley’s has taken any actions in violation of such provisions.
     4. No Admission. Mr. Burns also expressly acknowledges that the payments described in Paragraph 13 of the Transition Agreement will not be considered an admission of liability or an admission that O’Charley’s has violated any law, regulation or contract (express or implied). Mr. Burns further acknowledges that the payment also represents payment in full in satisfaction and resolution of all potential and/or disputed claims for back pay, bonuses, equity grants/options, compensatory, punitive, and/or liquidated damages, and damages or relief of any kind including costs, attorneys’ fees, and expenses arising out of or pertaining to the unasserted claims described above.
     5. No Pending Complaints. Mr. Burns represents and warrants that he has not filed any complaint(s) or charge(s) against O’Charley’s with the Equal Employment Opportunity Commission or the state commission empowered to investigate claims of employment discrimination, the United States Department of Labor, the Office of Federal Contract Compliance Programs, or with any other local, state or federal agency or court, and that if any such agency or court assumes jurisdiction of any complaint(s) or charge(s) against O’Charley’s on Mr. Burns’ behalf, Mr. Burns will request such agency or court to withdraw from the matter, Mr. Burns will refuse any benefits derived therefrom, and the release contained in this Agreement will apply to such claim. This Agreement will not affect Mr. Burns’ right to hereafter file a charge with or otherwise participate in an investigation or proceeding conducted by any such agency or court regarding matters that arise after the date hereof and which are not the subject of this Agreement. Mr. Burns represents and warrants that he has no knowledge of any practice engaged in by O’Charley’s that is or was a violation in any material respect of any applicable state law or regulations or of any federal law or regulations including, but not by way of limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
     6. Revocation. Mr. Burns has consulted with his attorney before his execution of this Agreement. He has been advised that he has twenty-one (21) days from the date this Agreement was first presented to him to consider executing it and that his decision to execute it was knowingly and voluntarily made. Mr. Burns further acknowledges that this Agreement has been individually negotiated and is not part of a group exit incentive or other separation package.
     By signing and returning this Agreement, Mr. Burns acknowledges that he has read carefully and fully understand the terms of this Agreement, has had an opportunity to consult with his attorney before signing it and is signing it knowingly and voluntarily and has not been coerced or threatened into signing it or promised anything else in exchange for signing it (other than the consideration provided in Paragraph 13 of the Transition Agreement).
     Furthermore, Mr. Burns is aware that he has the right for a period of seven (7) days following his execution of this Agreement (the “Revocation Period”) to revoke this Agreement. His receipt, however, of any severance benefits under this Agreement is contingent on (1) his execution and delivery of this Agreement, (2) upon request of the Company, the return of all company property including, but not limited to, items listed in Paragraph 8 of the Transition Agreement and (3) the expiration of the Revocation Period without this Agreement being revoked by Mr. Burns.
     7. Governing Law. This Agreement will be construed in accordance with the laws of the State of Tennessee, without regard to its conflict of laws or choice of laws provisions. Each and every term of this Agreement will be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
     8. Integration. Mr. Burns acknowledges and agrees that this Agreement, and the Transition Agreement (including any portions of the Employment Agreement incorporated therein), contains the parties’ entire understanding and is not executed in reliance upon any statement or representation made by O’Charley’s outside of this Agreement.
     9. Binding Effect / No Oral Modification. This Agreement will be binding upon O’Charley’s, Mr. Burns and upon Mr. Burns’ heirs, administrators, representatives, executors, successors, and assigns. The provisions of this Agreement may not be modified orally, but only in a writing signed by the parties to be charged.
[Signature page(s) follow]

     I HAVE READ THE FOREGOING FINAL GENERAL RELEASE, I FULLY UNDERSTAND ITS TERMS, I HAVE BEEN GIVEN 21 DAYS OR REASONABLE TIME TO CONSULT WITH AN ATTORNEY ABOUT IT, AND I HAVE SIGNED IT VOLUNTARILY THIS THE ___ DAY OF MAY, 2009.

Gregory L. Burns

O’Charley’s Inc.

By:

Name:

Title: